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                                                                     EXHIBIT 15

DELOITTE &
  TOUCHE LLP
- ------------          ---------------------------------------------------------
                      Certified Public Accountants  Suite 1200
                                                    201 East Kennedy Boulevard
                                                    Tampa, Florida 33602-5821
                                                    Telephone: (813) 273-8300





LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION

BOARD OF DIRECTORS
Superior Surgical Mfg. Co., Inc.
Seminole, Florida


We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Superior Surgical Mfg. Co., Inc. for the periods ended March 31, 1996 and 1995, as indicated in our report dated April 22, 1996; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, is incorporated by reference in Registration Statement No. 2-85796 on Form S-8.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


/s/ Deloitte & Touche LLP

April 22, 1996

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